EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Starmed Group, Inc. of our report dated March 5, 2004, except for Note 9 which is dated May 26, 2004, relating to the consolidated financial statements for the years ended December 31, 2003 and 2002, which appear in the December 31, 2003 annual report on Form 10-KSB/A, Amendment No. 1, of Starmed Group, Inc.

/s/ MENDOZA BERGER & COMPANY, LLP

Irvine, California
January 27, 2005